EXHIBIT 23.1

INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to incorporation by reference in this registration statement of Zeons Global Inc. (formally, Khanstellation Group Inc.) on Form S-1 of our audit report dated November 7, 2011, on the financial statements of Khanstellation Group Inc. as of December 31, 2010.

Tarvaran Askelson & Company, LLP

Laguna Niguel, California
January 13, 2012